QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2

AMENDMENT NO. 1 TO
ISIS PHARMACEUTICALS, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

        This Amendment No. 1 to the Isis Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan (the "Amendment"), is effective as of September 23, 2003.

A.
WHEREAS, the Board of Directors of Isis wish to amend the Isis Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan (the "ESPP"), as more fully described below.

        NOW THEREFORE, the Board of Directors hereby approves the amendment of the ESPP as follows:

        All capitalized terms not otherwise defined herein, will have the meanings ascribed to them in the ESPP.

ARTICLE 1. AMENDMENT

        1.1    Amendment and Restatement of Section 3(a).    Section 3(a) of the ESPP is hereby amended, restated and replaced in its entirety by the following language:

          "(a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two hundred thousand (200,000) shares of Common Stock (the "Reserved Shares"). Through the first nine (9) anniversaries of the Effective Date of the Plan, on January 1 of each year the number of Reserved Shares will be increased automatically by the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on such date or (ii) two hundred thousand (200,000) shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan."

        1.2   Except as specifically provided in this Amendment, all other terms and conditions of the ESPP will remain in full force and effect.

QuickLinks

AMENDMENT NO. 1 TO ISIS PHARMACEUTICALS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN